                                                                     Exhibit 3.1

DEAN HELLER
Secretary of State
204 North Carson  Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.335 AND 78.390)

Important: Read attached instructions before           Above space is for office
completing form                                        use only.

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.335 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

Chubasco Resources Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Item #1. The name of this corporation has been changed from "Chubasco Resources
Corp." to "Relationserve Media, Inc."

Item #5. The purpose of this corporation has been changed from "Mineral Exploration:
to "All General Legal Business Purposes"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 66%

4. Effective date of filing (optional):                 6/15/05
                                        ----------------------------------------
                                             (must not be later than 90 days
                                              after the certificate is filed)

5. Officer Signature (required): /s/ Scott Young
                                 -----------------------------------------------
                                 Scott Young

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.